UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 28, 2006
CANARGO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
Section 2 — Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant
Section 3 — Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-4.2
EX-10.1
EX-10.2
EX-99.1
EX-99.2
EX-99.3

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
On June 28, 2006, we entered into a private placement of US$10 million in aggregate principal amount of our 12% Subordinated Convertible Guaranteed Notes due June 28, 2010 (the “12% Notes”) and warrants to purchase an aggregate of 12.5 million shares of CanArgo common stock, par value US$0.10 per share (“CanArgo Common Stock”), at an exercise price of US$1.00 per share, subject to adjustment, with a Cayman Islands based fund, Persistency (“Persistency”). The warrants expire on June 28, 2010 or sooner under certain circumstances. The transaction is described in greater detail in Item 2.03 below.
On June 28, 2006, we also announced that the holders of US$13 million in aggregate principal amount of the Company’s Senior Subordinated Convertible Guaranteed Notes due September 1, 2009 (the “Subordinated Notes”) have agreed, subject to certain terms and conditions including the issuance of warrants (the “Conversion Warrants”) to purchase 13 million shares of CanArgo Common Stock at an exercise price of US$1.00 per share, subject to adjustment, that they will convert any outstanding portion of their Subordinated Notes into ordinary shares of our wholly owned subsidiary Tethys Petroleum Investments Limited (“Tethys”) in connection with a planned admission of Tethys to the AIM market of the London Stock Exchange as part of a fund raising for Tethys to fund its development and exploration activities in Kazakhstan. The Conversion Warrants expire on September 1, 2009 or sooner under certain circumstances. In a separate transaction Persistency acquired US$5 million in aggregate principal amount of the Subordinated Notes including their pro rata portion of the Conversion Warrants issued to the Subordinated Noteholders.
A copy of the agreement among the Subordinated Noteholders, including Persistency, and the Company pursuant to which the Subordinated Noteholders agreed to convert their Subordinated Notes, together with the Exhibits thereto, including the forms of Conversion Warrants issued to Subordinated Noteholders, is filed herewith as Exhibit 10.1.
Section 2 — Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant
On June 28, 2006, we announced that we had entered into the private placement with Persistency of a US$10,000,000 issue of 12% Subordinated Convertible Guaranteed Notes due June 28, 2010 (the “12% Notes”) and warrants to purchase an aggregate of 12,500,000 shares of CanArgo common stock, par value US$0.10 per share (“Warrant Shares”), at an exercise price of US$1.00 per share, subject to adjustment, and expiring on June 28, 2008 or sooner under certain circumstances (the “Note Warrants”).

The proceeds of this financing, after the payment of all placing expenses and professional fees (estimated at US$150,000), will be used to fund our appraisal and development activities in Georgia including further development of the Ninotsminda Field and appraisal of the Kumisi gas discovery.
We entered into a Note and Warrant Purchase Agreement dated as of June 28, 2006 (“Note Purchase Agreement”) with Persistency (the “Purchaser”) which qualified as “accredited investors” under Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Note Purchase Agreement, we issued the 12% Note and the Note Warrants in a transaction intended to qualify for an exemption from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.
The terms of the Note Purchase Agreement and related agreements include the following:
Interest. The unpaid principal balance under the 12% Notes bears interest (computed on the basis of a 360-day year of twelve 30-day months) payable semiannually on June 30 and December 31, commencing December 31, 2006, in cash at the rate of 12% per annum and (b) at the rate of 15% per annum on any overdue payments of principal and interest.
Optional Prepayments. CanArgo may, at its option, upon at least not less than 60 days and not more than 120 days prior written notice, prepay at any time and from time to time after June 28, 2007, any part of the 12% Notes up to an aggregate of US$5,000,000 in aggregate principal amount, in multiples of not less than US$100,000, and at any time after June 28, 2008 the remaining outstanding principal amount at the following Redemption Prices (expressed as percentages of the principal amount so prepaid): 105% after June 28, 2007 and 103% after June 28, 2008, together with all accrued and unpaid interest.
Mandatory Prepayment. CanArgo will not take any action to consummate a Change of Control (or Change of Control contemplated by a Control Event) unless it shall offer to prepay all, but not less than all, of the 12% Notes, on not less than 15 business days prior written notice, in the event of an occurrence of a Change of Control or Control Event. Mandatory prepayment of the 12% Notes shall be in an amount equal to 101% of the outstanding principal amount of such 12% Notes, together with interest on such 12% Notes accrued to the date of prepayment. “Change in Control” is defined to mean (a) if CanArgo shall at any time cease to be a publicly held company or cease to have its capital stock traded on an exchange or (b) a transaction or series of related transactions pursuant to which (i) at least fifty-one percent (51%) of the outstanding shares of CanArgo’s Common Stock or, on a fully diluted basis, shall subsequent to June 28, 2006 be owned by any person which is not related to or affiliated with CanArgo, (ii) if CanArgo merges into or with, consolidates with or effects any plan of share exchange or other combination with any person which is not related to or affiliated with CanArgo, or (iii) if CanArgo disposes of all or substantially all of its assets other than in the ordinary course of business; provided, the disposition of Tethys in an offering subject to certain conditions will not be deemed the disposition of all or substantially all of CanArgo’s assets and “Control Event” is defined to mean (i) the execution by CanArgo or any material subsidiary of CanArgo which has guaranteed the indebtedness evidenced by the 12% Notes (a “CanArgo Group Member”) of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, or (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control.
Conversion. The 12% Note is convertible, in whole or in part, into shares of CanArgo Common Stock (“CanArgo Conversion Stock”) at a conversion price per share of US$1.00 (the “CanArgo Conversion Price”), which is subject to adjustment: (a) if CanArgo issues any equity securities (other than pursuant to the granting of employee stock options pursuant to shareholder approved employee stock option plans or existing outstanding options, warrants and convertible securities, including without limitation the Company’s Senior Secured Notes due July 25, 2009 (the “Senior Secured Notes”) and Senior Subordinated Convertible Guaranteed Notes due September 1, 2009) at a price per share of less than US$1.00 per share, as adjusted, determined net of all discounts, fees, costs and expenses incurred in connection with such issuance, in which case the CanArgo Conversion Price will be reset to such lower price. The CanArgo Conversion Price shall also be adjusted in connection with any stock split, stock dividend, reverse stock split, reclassification, recapitalization, combination, merger, consolidation or any similar transaction, in which case the CanArgo Conversion Price and number of shares of CanArgo Conversion Stock will be appropriately adjusted to reflect any such event, such that the holders of the 12% Notes will receive upon conversion the identical number of shares of CanArgo Common Stock or other consideration or property to be received by the holders of the CanArgo Common Stock as if the holders had converted the 12% Notes immediately prior to any such event as such amount would then be adjusted by reason of such stock split, stock dividend, reverse stock split, reclassification, recapitalization, combination, merger, consolidation or other similar transaction; provided, however, in no event shall the number of shares of CanArgo Common Stock issuable to the Purchasers upon conversion cause the Purchasers to collectively own in excess of 19.9% of the shares of CanArgo Common Stock outstanding as of June 28, 2006 absent shareholder approval in accordance with applicable stock exchange requirements. The 12% Note is subject to mandatory conversion under certain circumstances. No fractional shares of CanArgo Common Stock shall be issued upon any conversion; instead the CanArgo Conversion Price shall be appropriately adjusted so that holders shall receive the nearest whole number of shares upon any conversion.
In connection with the execution and delivery of the Note Purchase Agreement, CanArgo entered into a Registration Rights Agreement with the Purchasers pursuant to which it agreed to register the CanArgo Conversion Stock and the Warrant Shares for resale under the Securities Act.
Security. Payment of all amounts due and payable under the Note Purchase Agreement, the 12% Note and all related agreements (collectively, the “Loan Documents”) is secured by subordinated guarantees from each other CanArgo Group Member (the “Subordinated Subsidiary Guaranty”). If CanArgo forms or acquires a Material Subsidiary (as defined in the Note Purchase Agreement) it shall cause such Subsidiary to execute a Subordinated Subsidiary Guaranty (other than for certain excepted companies and legal entities) and thereby become a CanArgo Group Member subject to the provisions of the Note Purchase Agreement.
Subordination. Payments on the 12% Notes and under the Subordinated Subsidiary Guaranty is subordinated and junior in right of payment to the prior payment or conversion in full of CanArgo’s Senior Indebtedness in the event of the bankruptcy, insolvency or other reorganization of CanArgo. Under the terms of the subordination, holders of the 12% Notes agree for the benefit of the holders of the Senior Indebtedness to certain limitations on their right to accelerate or demand payment under the 12% Notes or otherwise realize under the Subordinated Subsidiary Guaranty in the event of a default under the Senior Indebtedness. “Senior Indebtedness” is defined to mean (i) all indebtedness under the Senior Secured Notes, the Subordinated Notes, or any related agreements; (ii) certain permitted indebtedness now existing or hereafter arising, and (iii) all renewals, refinancings, extensions, modifications and replacements of the then outstanding principal amount owing under any of the foregoing.
Covenants. Under the terms of the Note Purchase Agreement CanArgo is subject to certain affirmative and negative covenants, which can be waived by the beneficial holders of at least 50% of the outstanding principal amount of the 12% Notes (the “Required Holders”), including the following affirmative and negative covenants, respectively: (a) providing current information regarding CanArgo and rights of inspection; compliance with laws; maintenance of corporate existence, insurance and properties; payment of taxes; adding new material subsidiaries as additional guarantors under the Subordinated Subsidiary Guaranty; payment of professional fees for the Purchaser (not in excess of US$75,000), and (b) restrictions on: transactions with affiliates; mergers, consolidations and sales of all of CanArgo’s assets; liens (except for certain permitted liens); the issuance of additional senior indebtedness; changes in CanArgo’s line of business; certain types of payments; sale-and leasebacks; sales of assets other than in the ordinary course of business; future Indebtedness, as defined in the Note Purchase Agreement (other than certain permitted indebtedness); canceling, terminating, waiving or amending provisions of, or selling any interests in (other than under certain circumstances) any of the Basic Agreements (as defined in the Note Purchase Agreement); and adopting any anti-take-over defenses except as permitted by the Note Purchase Agreement. CanArgo is not subject to any financial covenants, such as the maintenance of minimum net worth or coverage ratios, other than the restriction on its ability to incur additional Indebtedness.
Events of Default. An “Event of Default” shall exist if one or more of the following occurs and is continuing: (i) failure to pay when due any principal and, after 5 business days, any interest, payable under the 12% Note or any Loan Document; (ii) default in the performance of certain enumerated covenants; (iii) default in the performance or compliance with any other terms which remains unremedied for 30 days after the earlier of a Responsible Officer first obtaining actual and not constructive knowledge of the default or the receipt of notice; (iv) any representation or warranty made in writing on behalf of CanArgo or any other CanArgo Group Member proves to have been false or incorrect in any material respect; (v) customary events involving bankruptcy, insolvency or reorganization; (vi) the entry of a final judgment or judgments in excess of US$2,500,000 (uncovered by insurance), which is not discharged or settled; (vii) violations of ERISA or the Internal Revenue Code of 1986, as amended, under funding of accrued benefit liabilities and other matters relating to employee benefit plans subject to ERISA or Foreign Pension Plans; (viii) any Loan Document ceases to be in full force and effect (except in accordance with its terms) or its validity is challenged by CanArgo or any affiliate; (ix) CanArgo or any other CanArgo Group Member modifies its Charter Document which results in a Default or Event of Default or will adversely affect the rights of 12% Note holders; or (x) a change occurs in the consolidated financial condition of CanArgo or in the physical, operational or financial status of the Properties (as defined in the Note Purchase Agreement), which change has a Material Adverse Effect (as defined in the Note Purchase Agreement).
Other than for certain Events of Default that will result in an automatic acceleration without notice, such as bankruptcy, if an Event of Default occurs and is continuing, the Required Holders may at any time at its or their option, by notice to CanArgo, declare all outstanding 12% Notes to be immediately due and payable and holders of the 12% Note may proceed to enforce their rights under the Loan Documents at law or in equity. CanArgo is responsible for the payment of all costs of collection, including all reasonable legal fees actually incurred in connection therewith.
Warrants. The Note Warrants may be exercised at an exercise price of US$1.00 per share, subject to adjustment (the “Exercise Price”) in whole or in part at any time during the period (the “Exercise Period”) commencing on the first Business Day six (6) months after the date of issuance and terminating at the close of business on June 28, 2008 or shall be exercised on such sooner date at the election of the Company (a “Mandatory Exercise”) and upon at least thirty (30) days prior written notice to the Registered Holder (the “Mandatory Exercise Notice”) in the event that: (i) the Manavi M12 well indicates, by way of an independent engineering report, sustainable production, if developed, in excess of 7,500 barrels of oil per day or (ii) all the warrants originally issued under that certain Note and Warrant Purchase Agreement dated as of March 3, 2006 by and among the Company and the holders of the Subordinated Notes are exercised by the holders thereof and the average closing price for the CanArgo Common Stock on the American Stock Exchange or, if the CanArgo Common Stock is not then listed for CanArgo’s trading on the American Stock Exchange then the Oslo Stock Exchange, is above US$1.25 (or its equivalent in NOK, and in any case adjusted for any stock dividends, stock split, its reverse split, recapitalization or reorganization) for a period of five consecutive trading days (the “Warrant Expiration Date”); except that (a) in the case of a Mandatory Conversion (as defined in the Note Purchase Agreement), any and all outstanding Note Warrants issued under the Note Purchase Agreement and held by Persistency shall automatically and simultaneously become immediately exercisable on receipt of the Mandatory Conversion Notice, and (b) in the case of a Mandatory Exercise, any and all outstanding 12% Notes issued under the Note Purchase Agreement and held by Persistency shall automatically and simultaneously become immediately convertible on receipt of the Mandatory Exercise Notice. The Exercise Period may also be extended by the Company’s Board of Directors. The Exercise Price is subject to adjustment in connection with any stock split, stock dividend, reverse stock split, reclassification, recapitalization, combination, merger, consolidation or any similar transaction, in which case the Exercise Price and number of Warrant Shares will be appropriately adjusted to reflect any such event, such that the holders of the Note Warrants will receive upon exercise the identical number of shares of CanArgo Common Stock or other consideration or property to be received by the holders of the CanArgo Common Stock as if the holders had exercised the Note Warrants immediately prior to any such event as such amount would then be adjusted by reason of such stock split, stock dividend, reverse stock split, reclassification, recapitalization, combination, merger, consolidation or other similar transaction. If CanArgo issues any equity securities (other than pursuant to the granting of employee stock options pursuant to shareholder approved employee stock option plans or existing outstanding options, warrants and convertible securities, including without limitation the conversion of the Senior Secured Notes or the Subordinated Notes) at a price per share of less than US$1.00 per share, as adjusted, determined net of all discounts, fees, costs and expenses incurred in connection with such issuance, the Exercise Price will be reset to such lower price; provided, however, in no event shall the number of Warrant Shares issuable upon exercise cause Warrant holders to collectively own in excess of 19.9% of the shares of CanArgo Common Stock outstanding as of June 28, 2006 absent shareholder approval in accordance with applicable stock exchange requirements. The Note Warrants may be converted at the election of the holders and with the concurrence of the Company into Warrant Shares on a net basis based upon the then spread between the Exercise Price and the market price of the Warrant Shares. No fractional shares of CanArgo Common Stock shall be issued upon any exercise; instead the Exercise Price shall be appropriately adjusted so that holders shall receive the nearest whole number of shares upon any conversion.
Miscellaneous. The execution of the Note Purchase Agreement was conditional upon the consent, which was obtained, from 51% of the holders of the Senior Secured Notes and from 50% of the holders of the Subordinated Notes each pursuant to Waiver and Consent Agreements each dated as of June 28, 2006. Under the terms of their Waiver and Consent Agreement, the holders of 51% in aggregate principal amount of the Senior Secured Notes further agreed to issue to the Purchaser an option to purchase their Senior Secured Notes at par in the event of Default and acceleration of the Senior Secured Notes provided that the Purchaser concurrently offers to purchase the remaining outstanding Senior Secured Notes on identical terms and conditions. The Note Purchase Agreement, the 12% Note, the Subordinated Subsidiary Guaranty and the Registration Rights Agreement are all governed by New York Law and the Note Warrants are governed by the laws of the State of Delaware; the CanArgo Group Members party thereto subject themselves to the jurisdiction of New York Courts and waive the right to jury trial.
A Copy of the form of Note Purchase Agreement and the form of the 12% Note and Note Warrants is filed herewith as Exhibit 4.1. A copy of the form of Registration Rights Agreement is filed herewith as Exhibit 4.2 and a copy of the form of Subordinated Subsidiary Guaranty is filed herewith as Exhibit 10.2.
Section 3 — Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities.
As disclosed in greater detail in Items 1.01 and 2.03 above, effective June 28, 2006, CanArgo issued the 12% Note and a Conversion Warrant and Note Warrant to Persistency in transactions intended to qualify for the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and Regulation D promulgated thereunder. The 12% Note and the Conversion Warrant and the Note

Warrant are respectively convertible into and exercisable for shares of the common stock of CanArgo, par value US$0.10 per share upon the terms and conditions and at the CanArgo Conversion Price and the Exercise Price, respectively, as set forth in Items 1.01 and 2.03 above.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure
A copy of CanArgo’s press release announcing a proposed Tethys offering and the agreement of Subordinated Noteholders to convert their Subordinated Notes into Tethys ordinary shares is being furnished as Exhibit 99.1; a copy of CanArgo’s press release announcing that it has entered into Note Purchase Agreement is being furnished as Exhibit 99.2 and a copy of CanArgo’s press release providing an operational update is being furnished as Exhibit 99.3.
The information in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
          (d)     Exhibits:

Exhibit No.	Exhibit Description

4.1	Form of Note Purchase Agreement dated as of June 28, 2006 by and among CanArgo Energy Corporation and the Purchaser named therein, including the forms of the 12% Subordinated Convertible Guaranteed Note due June 28, 2010 and Warrants to purchase up to an aggregate of 12,500,000 shares of CanArgo common stock issuable thereunder.

4.2	Registration Rights Agreement dated as of June 28, 2006 by and between CanArgo Energy Corporation and the Purchaser named therein.

10.1	Conversion Agreement dated as of June 28, 2006 by and among the holders of the Company’s Senior Subordinated Convertible Guaranteed Notes due September 1, 2009 and CanArgo Energy Corporation including the forms of the Warrants to purchase up to an aggregate of 13,000,000 shares of CanArgo common stock issuable thereunder.

10.2	Subordinated Guaranty Agreement dated as of June 28, 2006 by and among Ninotsminda Oil Company Limited, a company incorporated and existing in the Republic of Cyprus, CanArgo (Nazvrevi) Limited, a company incorporated and existing in the Bailiwick of Guernsey, CanArgo Norio Limited, a company

Exhibit No.	Exhibit Description

incorporated and existing in the Republic of Cyprus, CanArgo Limited, a company incorporated and existing in the Bailiwick of Guernsey, Tethys Petroleum Investments Limited, a company incorporated and existing in Bailiwick of Guernsey, CanArgo Ltd, a company incorporated and existing in Ontario, Canada and Tethys Kazakhstan Limited, a company incorporated and existing in the Bailiwick of Guernsey in favor of holders of CanArgo’s 12% Subordinated Convertible Guaranteed Notes due June 28, 2010.

99.1	Press Release dated June 28, 2006 issued by CanArgo Energy Corporation.

99.2	Press Release dated June 28, 2006 issued by CanArgo Energy Corporation.

99.3	Press Release dated June 28, 2006 issued by CanArgo Energy Corporation.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: July 5, 2006	By:	/s/ Elizabeth Landles
Elizabeth Landles, Corporate Secretary

EXHIBIT INDEX

FILED HEREWITH	EXHIBIT

4.1	Form of Note Purchase Agreement dated as of June 28, 2006 by and among CanArgo Energy Corporation and the Purchaser named therein, including the forms of the 12% Subordinated Convertible Guaranteed Note due June 28, 2010 and Warrants to purchase up to an aggregate of 12,500,000 shares of CanArgo common stock issuable thereunder.

4.2	Registration Rights Agreement dated as of June 28, 2006 among CanArgo Energy Corporation and the Purchaser named therein.

10.1	Conversion Agreement dated as of June 28, 2006 by and among the holders of the Company’s Senior Subordinated Convertible Guaranteed Notes due September 1, 2009 and CanArgo Energy Corporation including the forms of the Warrants to purchase up to an aggregate of 13,000,000 shares of CanArgo common stock issuable thereunder.

10.2	Subordinated Guaranty Agreement dated as of June 28, 2006 by and among Ninotsminda Oil Company Limited, a company incorporated and existing in the Republic of Cyprus, CanArgo (Nazvrevi) Limited, a company incorporated and existing in the Bailiwick of Guernsey, CanArgo Norio Limited, a company incorporated and existing in the Republic of Cyprus, CanArgo Limited, a company incorporated and existing in the Bailiwick of Guernsey, Tethys Petroleum Investments Limited, a company incorporated and existing in Bailiwick of Guernsey, CanArgo Ltd, a company incorporated and existing in Ontario, Canada and Tethys Kazakhstan Limited, a company incorporated and existing in the Bailiwick of Guernsey in favor of holders of CanArgo’s 12% Subordinated Convertible Guaranteed Notes due June 28, 2010.

99.1	Press Release dated June 28, 2006 issued by CanArgo Energy Corporation.

99.2	Press Release dated June 28, 2006 issued by CanArgo Energy Corporation.

99.3	Press Release dated June 28, 2006 issued by CanArgo Energy Corporation.